Exhibit (j) (2)




                          INDEPENDENT AUDITORS' CONSENT




The Shareholders and Board of Directors of
Morgan Keegan Select Fund, Inc.


We consent to the use of our report dated July 27, 2001 incorporated by reference herein and to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.



                                   /s/ KPMG LLP



Memphis, Tennessee
October 25, 2002